REVOLVING NOTE


U.S. $35,000,000                                 Detroit, Michigan
                                                  March 31, 1997


     FOR VALUE RECEIVED, REPUBLIC AUTOMOTIVE PARTS, INC., a Delaware corporation ("Company"), promises to pay to the order of COMERICA BANK, a Michigan banking corporation ("Bank"), in lawful money of the United States of America in immediately available funds, at 500 Woodward Avenue, Detroit, Michigan, care of the Agent, the principal sum of Thirty Five Million Dollars ($35,000,000), or so much of such amount as has then been advanced and is outstanding hereunder pursuant to Section 2.1 of that certain Sixth Amended and Restated Credit Agreement of even date herewith between Company, Comerica Bank as Agent and the lenders signatory thereto, including the Bank, ("Agreement"), on the Maturity Date.

     Capitalized terms used herein and not defined to the contrary herein have the meanings given them in the Agreement.

     Interest shall accrue on the unpaid principal balance of this Note from time to time outstanding at the Applicable Interest Rates, as selected by the Company or as otherwise applicable pursuant to the provisions of the Agreement; provided, however, that in the event and so long as an Event of Default shall exist, or in the event that the indebtedness hereunder shall be accelerated as the result of an Event of Default, interest shall accrue (subject to limitations thereon specifically described in the Agreement) at the per annum rate equal to the Default Rate.

     Interest shall be payable on the last day of every Interest Period and (if such Interest Period is longer than three (3) months) on the date which is three (3) months following the first day of such Interest Period, and all such interest shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed. In computation of interest effect shall be given to any change in the Prime-based Rate resulting from a change in the Prime Rate or Alternate Base Rate (as applicable) on the date of such change in the Prime Rate and/or Alternate Base Rate and on the effective date of any adjustment of the Margin. The interest rate with respect to all Eurocurrency-based Loans shall change on the effective date of any adjustment of the Margin.

     The indebtedness hereunder may be prepaid without premium or penalty except as set forth in the Agreement.

     This Note is a note under which advances, repayments and readvances may be made from time to time, in accordance with the terms and conditions of the Agreement, and may be accelerated or matured pursuant to the terms of the Agreement, to which reference is hereby made.

     All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not affect the obligations of the Company under this Note.

     As additional security for this Note, Company grants Bank a lien on all property and assets, including deposits and other credits, of the Company, at any time in possession or control of or owing by Bank for any purpose.

     This Note shall be interpreted and the rights of the parties hereunder shall be determined under the laws of, and enforceable in, the State of Michigan.

     Company hereby waives presentment for payment, demand, protest and notice of protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, release or forbearance granted by any holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note. Any transferees of, or endorser, guarantor or surety paying this Note in full shall succeed to all rights of Bank, and Bank shall be under no further responsibility for the exercise thereof or the loan evidenced hereby.

     Nothing herein shall limit any right granted Bank by any other instrument or by law.



                              REPUBLIC AUTOMOTIVE PARTS, INC.


                              By:_/s/_Donald B. Hauk___________________

                              Its:____Executive_V.P._and_CFO___________